NOTICE OF FULL OPTIONAL REDEMPTION BOK FINANCIAL CORPORATION 5.375% SUBORDINATED NOTES DUE 2056 NOTICE IS HEREBY GIVEN pursuant to the terms of the governing document dated as of June 27, 2016, between Bok Financial Corporation 5.375%, as Issuer, and U.S. Bank National Association, as Trustee or Agent, that the bonds listed below have been selected for Full Redemption on August 23, 2021 (the Redemption Date) at the price listed below of the principal amount (the Redemption Price) together with interest accrued to the Redemption Date. *CUSIP Maturity Rate Amount Price 05561Q300 06/30/2056 5.375% $150,000,000 100.00% Pursuant to the Governing Documents, payment of the Redemption Price on the Bonds called for redemption will be paid without presentation of the Bonds if presentment is not required and upon presentation of the Bonds if presentment is required. If presentment is required, surrender thereof can be made in the following manner: Delivery Instructions: U.S. Bank Global Corporate Trust 111 Fillmore Ave E St. Paul, MN 55107 Bondholders presenting their bonds in person for same day payment must surrender their bond(s) by 1:00 P.M. CST on the Redemption Date and a check will be available for pick up after 2:00 P.M. CST. Checks not picked up by 4:30 P.M. CST will be mailed out to the bondholder via first class mail. If payment of the Redemption Price is to be made to the registered owner of the Bond, you are not required to endorse the Bond to collect the Redemption Price. Interest on the principal amount designated to be redeemed shall cease to accrue on and after the Redemption Date. For a list of redemption requirements please visit our website at www.usbank.com/corporatetrust and click on the “Bondholder Information” link for Redemption instructions. You may also contact our Bondholder Communications team at 1-800-934-6802 Monday through Friday from 8 AM to 6 PM CST. IMPORTANT NOTICE Federal law requires the Paying Agent to withhold taxes at the applicable rate from the payment if an IRS Form W-9 or applicable IRS Form W-8 is not provided. Please visit www.irs.gov for additional information on the tax forms and instructions. *The Undersigned shall not be held responsible for the selection or use of the CUSIP number in this Redemption Notice, nor is any representation made as to its correctness. It is included solely for the convenience of the Holders. By: U.S. Bank National Association As Trustee or Agent Dated: July 23, 2021 Code:656690@7/22/2021 10:06:21 AM SR